Exbibit 18 under Rule N-1A
                               Exhibit 24 under Item 601/Reg.S/K
                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of LIBERTY UTILITY FUND, INC. and the Assistant General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/ John F. Donahue           Chairman and DirectorFebruary 22, 1996
John F. Donahue                (Chief Executive Officer)
/s/ Richard B. Fisher         President and DirectorFebruary 22, 1996
Richard B. Fisher


/s/ David M. Taylor            Treasurer        February 22, 1996
David M. Taylor               (Principal Financial and
                                 Accounting Officer)


/s/ Thomas G. Bigley            Director        February 22, 1996
                           April 28, 1995
Thomas G. Bigley



/s/ John T. Conroy              Director        February 22, 1996
John T. Conroy, Jr.



/s/ William J. Copeland         Director        February 22, 1996
William J. Copeland

SIGNATURES                    TITLE                          DATE



/s/ James E. Dowd               Director        February 22, 1996
James E. Dowd



/s/ Lawrence D. Ellis, M.D.     Director        February 22, 1996
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.     Director        February 22, 1996
Edward L. Flaherty, Jr.



/s/ Peter E. Madden             Director        February 22, 1996
Peter E. Madden



/s/ Gregor F. Meyer             Director        February 22, 1996
Gregor F. Meyer



/s/ John E. Murray, Jr.         Director        February 22, 1996
John E. Murray, Jr.



/s/ Wesley W. Posvar            Director        February 22, 1996
Wesley W. Posvar



/s/ Marjorie P. Smuts           Director        February 22, 1996
Marjorie P. Smuts


Sworn to and subscribed before me this 22nd  day of February, 1996




/s/ Marie M. Hamm
Notary Public
Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Sept, 16, 1996